Exhibit 99.2

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

TRITON WATER PARENT, INC.

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions, except share and per share amounts)
	September 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$176.7	$47.0
Trade receivables, net of credit losses of $3.1 and $3.4 at September 30, 2024 and December 31, 2023, respectively	452.6	397.5
Inventories	199.3	180.4
Prepaid expenses and other current assets	57.1	73.1

Total current assets	885.7	698.0
Property, plant and equipment, net	1,524.4	1,609.2
Operating lease right-of-use-assets, net	498.8	552.0
Goodwill	816.6	817.4
Intangible assets, net	1,402.7	1,420.2
Other non-current assets	53.6	57.0

Total assets	$5,181.8	$5,153.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$45.3	$31.9
Trade payables	354.3	356.5
Accruals and other current liabilities	379.0	320.6
Current portion of operating lease obligations	68.3	73.8

Total current liabilities	846.9	782.8
Long-term debt, less current portion	3,750.1	3,450.7
Operating lease obligations, less current portion	449.4	498.2
Deferred income taxes	353.1	397.0
Other non-current liabilities	23.8	22.4

Total liabilities	$5,423.3	$5,151.1

Commitments and contingencies
Shareholders’ Equity:
Series A preferred stock, $0.001 par value, $1,000 stated value, 250,000 shares authorized, nil at September 30, 2024 and December 31, 2023 were issued and outstanding	$—	$—
Common stock, $0.01 par value, 1,050,000 shares authorized, and 1,030,365 at September 30, 2024 and December 31, 2023 were issued and outstanding	—	—
Additional paid-in capital	1,025.4	1,024.5
Accumulated deficit	(1,255.7)	(1,014.3)
Accumulated other comprehensive loss	(11.2)	(7.5)

Total shareholders’ equity	$(241.5)	$2.7

Total liabilities and shareholders’ equity	$5,181.8	$5,153.8

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($ in millions, except share and per share values)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$1,305.1	$1,252.6	$3,755.3	$3,612.7
Cost of sales	888.9	874.5	2,563.8	2,574.9

Gross profit	416.2	378.1	1,191.5	1,037.8
Selling, general and administrative expenses	239.7	230.8	714.7	709.3
Acquisition, integration and restructuring expenses	10.0	4.0	29.0	15.0
Other operating expenses (income), net	9.0	(11.4)	6.5	(3.9)

Operating income	157.5	154.7	441.3	317.4
Interest and financing expense, net	85.7	75.8	251.8	212.7

Income before income taxes	71.8	78.9	189.5	104.7
Provision for income taxes	18.5	21.4	48.2	24.0

Net income	$53.3	$57.5	$141.3	$80.7
Dividend on preferred stock	—	7.2	—	20.4

Net income attributable to common stockholders	$53.3	$50.3	$141.3	$60.3

Basic and diluted earnings per share	$51.73	$48.89	$137.14	$58.61
Basic and diluted weighted average number of shares outstanding	1,030,365	1,028,803	1,030,365	1,028,803

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$53.3	$57.5	$141.3	$80.7
Other comprehensive income (loss), net of tax:
Net change in foreign currency translation adjustments	1.8	(4.2)	(3.3)	1.3
Net unrealized actuarial loss in postretirement benefit plans, net of taxes	(0.1)	(0.3)	(0.4)	(0.8)

Other comprehensive income (loss)	1.7	(4.5)	(3.7)	0.5

Total comprehensive income	$55.0	$53.0	$137.6	$81.2

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(UNAUDITED)

($ and shares in millions, except per share data)

	Common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss) income	Total shareholders’ equity
	Shares	Amount
January 1, 2024	1.0	$—	$1,024.5	$(1,014.3)	$(7.5)	$2.7
Net income	—	—	—	33.5	—	33.5
Other comprehensive loss	—	—	—	—	(3.6)	(3.6)
Stock-based compensation	—	—	0.3	—	—	0.3
Dividends on common stock ($371.42 per share)	—	—	—	(382.7)	—	(382.7)

March 31, 2024	1.0	$—	$1,024.8	$(1,363.5)	$(11.1)	$(349.8)

Net income	—	—	—	54.5	—	54.5
Other comprehensive loss	—	—	—	—	(1.8)	(1.8)
Stock-based compensation	—	—	0.3	—	—	0.3

June 30, 2024	1.0	$—	$1,025.1	$(1,309.0)	$(12.9)	$(296.8)

Net income	—	—	—	53.3	—	53.3
Other comprehensive income	—	—	—	—	1.7	1.7
Stock-based compensation	—	—	0.3	—	—	0.3

September 30, 2024	1.0	$—	$1,025.4	$(1,255.7)	$(11.2)	$(241.5)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(UNAUDITED)

(CONTINUED)

($ and shares in millions, except per share data)

	Preferred stock		Common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss) income	Total shareholders’ equity
	Shares	Amount	Shares	Amount
January 1, 2023	0.2	$180.5	1.0	$—	$1,023.0	$(1,057.2)	$(11.7)	$134.6
Net loss	—	—	—	—	—	(6.1)	—	(6.1)
Other comprehensive income	—	—	—	—	—	—	1.8	1.8
Stock-based compensation	—	—	—	—	0.3	—	—	0.3

March 31, 2023	0.2	$180.5	1.0	$—	$1,023.3	$(1,063.3)	$(9.9)	$130.6

Net income	—	—	—	—	—	29.3	—	29.3
Other comprehensive income	—	—	—	—	—	—	3.2	3.2
Stock-based compensation	—	—	—	—	0.4	—	—	0.4

June 30, 2023	0.2	$180.5	1.0	$—	$1,023.7	$(1,034.0)	$(6.7)	$163.5

Net income	—	—	—	—	—	57.5	—	57.5
Other comprehensive loss	—	—	—	—	—	—	(4.5)	(4.5)
Stock-based compensation	—	—	—	—	0.3	—	—	0.3

September 30, 2023	0.2	$180.5	1.0	$—	$1,024.0	$(976.5)	$(11.2)	$216.8

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$141.3	$80.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	227.3	222.6
Amortization of debt discount and issuance costs	12.5	10.1
Inventory obsolescence expense	13.3	22.5
Allowance for expected credit losses	6.6	10.5
Change in deferred taxes	(43.6)	(26.1)
Commodity forwards loss (gain)	5.8	(5.6)
Other non-cash items	7.5	7.9
Changes in operating assets and liabilities:
Trade receivables	(61.7)	11.7
Inventories	(31.4)	0.1
Prepaid expenses and other current and non-current assets	15.9	4.7
Trade payables	23.3	(180.0)
Accruals and other current and non-current liabilities	53.3	39.7

Net cash provided by operating activities	$370.1	$198.8

Cash flows from investing activities:
Purchases of property, plant and equipment	$(96.9)	$(162.0)
Purchases of intangible assets	(36.4)	(12.2)
Proceeds from settlement of split-dollar life insurance contracts and other	2.4	2.9
Other investing activities	0.5	—

Net cash used in investing activities	$(130.4)	$(171.3)

Cash flows from financing activities:
Proceeds from 2024 Incremental Term Loan, net of discount	$392.0	$—
2024 Incremental Term Loan debt issuance costs	(5.1)	—
Proceeds from borrowings from Revolver	25.0	85.0
Repayment of borrowings from Revolver	(115.0)	(85.0)
Repayment of Term Loans	(24.0)	(21.0)
Proceeds from borrowings of other debt	7.4	1.3
Principal repayment of loans, other	(2.7)	—
Principal repayment of finance leases	(4.6)	—
Dividends paid on common stock	(382.7)	—

Net cash used in financing activities	$(109.7)	$(19.7)

Effect of exchange rates on cash, cash equivalents, and restricted cash	(0.3)	(0.1)

Net change in cash, cash equivalents, and restricted cash	129.7	7.7
Cash, cash equivalents, and restricted cash at beginning of period	47.0	105.8

Cash, cash equivalents, and restricted cash at end of period	$176.7	$113.5

Supplemental disclosure of cash flow information:
Cash paid for interest, net of capitalized interest of $4.2 and $8.7 during 2024 and 2023, respectively	$231.5	$189.6

Cash paid for income taxes	$58.6	$42.3

Purchases of property, plant, equipment and intangible assets included in trade payables	$16.1	$17.9

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TRITON WATER PARENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1—DESCRIPTION OF THE BUSINESS

Nature of the Business

Triton Water Parent, Inc., and its subsidiaries, (the “Company”), produces and sells national and regional spring water brands, purified national water and flavored water brands. Brands include Arrowhead®, Deer Park®, Ice Mountain®, Origin™, Ozarka®, Poland Spring®, Saratoga®, Zephyrhills®, Pure Life®, Ac+ion®, Frutitas™ and Splash Refresher™ , among others, which are sold through the Company’s Retail segment (direct to wholesalers, grocery stores or other retailers) and its ReadyRefresh segment (direct-to-consumer, office and retailer beverage delivery services). The Company is also a distributor for select third-party beverage brands through the ReadyRefresh segment. As of September 30, 2024, the Company operated 30 production facilities, over 50 spring sites and 76 ReadyRefresh branches.

Arrangement Agreement and Plan of Merger

On September 27, 2024, the Company and Primo Water Corporation (“Primo”), a publicly traded company, announced that most regulatory approvals have been received in connection with the definitive agreement (the “Agreement”), announced on June 16, 2024, to merge and create a combined company (“NewCo”) in an all-stock transaction (the “Transaction”) that was unanimously approved by the Boards of Directors of both companies. Upon closing of the Transaction, the Company’s shareholders are expected to own 57% of the fully diluted shares of NewCo and Primo shareholders and holders of Primo incentive equity are expected to own 43% of the fully diluted shares of NewCo. The Transaction is structured to allow the Company’s Term Loans and Senior Notes to remain in place, if the parties desire to do so. The Transaction is subject to approval by Primo’s shareholders, as well as the satisfaction of other customary closing conditions, including court approval of the plan of arrangement for the Transaction. The Transaction is expected to close in the fourth quarter of 2024.

The Agreement provides that, subject to the terms and conditions set forth in the Agreement, (i) Amalgamation Sub will acquire all of the issued and outstanding shares of Primo Water in a court-approved plan of arrangement (the “Plan of Arrangement”) in exchange for shares of NewCo, followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with Primo Water surviving as a wholly-owned subsidiary of NewCo (collectively, the “Arrangement”), (ii) immediately following the Arrangement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of NewCo and (iii) immediately following the Merger, and as part of one integrated transaction with the Merger, the Company, as the surviving company in the Merger, will be merged with and into NewCo (the “Subsequent Merger” and, together with the Merger, the “Mergers” and, collectively with the Arrangement, the “Transactions”), with NewCo being the surviving corporation and (iv) as a result of the Transactions, the Company and Primo Water, will be wholly-owned subsidiaries of NewCo. As all regulatory approvals have been received, the Transactions are expected to close as soon as practicable following the satisfaction of all other conditions to closing. The final corporate name and branding of NewCo is expected to be announced in the future.

In connection with the Transactions, the Company recorded related costs of $7.8 million and $26.7 million during the three and nine months ended September 30, 2024, respectively, as a component of acquisition, integration and restructuring expenses in the condensed consolidated statement of operations.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited condensed consolidated financial statements, which comprise the condensed consolidated balance sheet as of September 30, 2024, and the related condensed consolidated statements of operations, comprehensive income and shareholders’ equity for the three and nine months ended September 30, 2024 and 2023, and cash flows for the nine-month periods ended September 30, 2024 and 2023, and the related notes (collectively referred to herein as the “Unaudited Condensed Consolidated Financial Statements”), include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and accounts have been eliminated in consolidation.

The accompanying Unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. These financial statements have been prepared on a basis that is substantially consistent with the accounting principles applied in the Company’s annual audited financial statements for the fiscal year ended December 31, 2023 (“2023 Audited Financial Statements”). This report should be read in conjunction with the Company’s 2023 Audited Financial Statements. The Company believes that these financial statements include all normal and recurring adjustments necessary for a fair presentation. The results for the three and nine months ended September 30, 2024 are not necessarily indicative of the results expected for any future period or the full year. The Unaudited Condensed Consolidated Financial Statements are presented in U.S. dollars, which represent the Company’s reporting currency. Unless otherwise noted, dollars are in millions.

Trade Receivables and Allowance for Credit Losses

All trade receivables are uncollected amounts owed to the Company from transactions with its customers. Trade receivables represent amounts billed to customers which are recorded at invoiced amounts, net of trade allowances and discounts. These balances do not bear interest, are not yet collected and are presented net of allowance for credit losses. The allowance for credit losses is the Company’s estimate of current expected credit losses on its existing accounts receivable and is determined based on historical customer assessments, current financial conditions, and assessments of expected outcomes. Accounts receivables are written off when the Company has exhausted all collection efforts and determines the receivable will not be recovered. There can be no assurance that the Company’s estimate of accounts receivable collection will be indicative of future results.

The following table summarizes changes in the consolidated allowance for credit losses (in millions):

Amount
Balance as of December 31, 2023	$3.4
Provision for credit losses	6.6
Utilization of allowance	(6.9)

Balance as of September 30, 2024 (unaudited)	$3.1

Estimates

The preparation of the Unaudited Condensed Consolidated Financial Statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities as of the balance sheet date and the amounts of revenues and expenses during the year. Actual results could differ from those estimates. Such estimates include those related to sales incentives recorded against revenue, valuation of assets and liabilities in connection with acquisitions, collectability of trade receivables, inventory reserves, realizability of income taxes, useful lives of property, plant and equipment and intangible assets, fair value of reporting units in connection with the annual goodwill and indefinite lived intangible assessments, valuation of insurance reserves and the incremental borrowing rate related to operating lease obligations.

Significant Accounting Policies

There have been no significant changes to the accounting policies during the three and nine months ended September 30, 2024, as compared to the Company’s 2023 Audited Financial Statements.

Accounting Standards to be Implemented

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). The new standard is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. While ASU 2023-07 requires additional disclosures, the Company does not anticipate a significant impact from the adoption of this new standard on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The new standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company does not anticipate a significant impact from the adoption of this new standard on its condensed consolidated financial statements.

NOTE 3—CASH, CASH EQUIVALENTS AND RESTRICTED CASH

The following table presents the components of cash, cash equivalents and restricted cash (in millions):

	September 30, 2024 (Unaudited)	December 31, 2023
Cash and cash equivalents	$174.8	$44.7
Restricted cash	1.9	2.3

Total cash, cash equivalents and restricted cash	$176.7	$47.0

The restricted cash balance relates to bottle deposits that are required for specific U.S. state programs.

NOTE 4—INVENTORIES

Inventories consisted of the following (in millions):

	September 30, 2024 (Unaudited)	December 31, 2023
Raw and packaging materials and semi-finished goods	$120.8	$122.8
Finished goods	78.4	57.6

Total inventories	$199.3	$180.4

NOTE 5—PROPERTY, PLANT AND EQUIPMENT, NET

The following table presents the components of property, plant and equipment, net (in millions):

	September 30, 2024 (Unaudited)	December 31, 2023
Machinery and equipment	$1,271.1	$1,194.5
Buildings	456.2	449.0
Tools, furniture, information technology and sundry equipment	429.8	410.9
Construction in progress	64.7	124.0
Leasehold improvements	53.2	48.2
Land	76.5	76.8
Vehicles	101.1	72.2
Less: accumulated depreciation	(928.3)	(766.4)

Total property, plant and equipment, net	$1,524.4	$1,609.2

Depreciation expense related to property, plant and equipment was $60.7 million and $55.5 million for the three months ended September 30, 2024 and 2023, respectively. Depreciation expense related to property, plant and equipment was $174.8 million and $166.6 million for the nine months ended September 30, 2024 and 2023, respectively.

NOTE 6—LEASES

The Company’s leasing activities primarily consist of leases for land and buildings for offices and warehouse space, vehicles, and certain machinery and equipment, and tools, furniture, and other equipment.

The following table presents the components of lease expense (unaudited, in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating lease expense	$27.3	$29.7	$85.1	$89.7
Short-term and variable lease expense	5.6	2.3	14.9	6.0
Finance lease related expense:
Depreciation expense	1.9	—	4.1	—
Interest on lease liabilities	0.4	—	1.2	—

Total lease expense	$35.2	$32.0	$105.3	$95.7

The operating lease expense above is included in the accruals and other current and non-current liabilities line item on the cash flow statement.

Supplemental cash flow information related to leases was as follows (unaudited, in millions):

	Nine Months Ended September 30,
	2024	2023
Cash paid for amounts included in the measurement of lease obligations:
Operating cash outflows related to operating leases	$82.4	$77.6
Operating cash outflows related to finance leases	$1.2	$—
Financing cash outflows related to finance leases	$4.7	$—
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$10.3	$132.4
Finance leases	$26.6	$—

Supplemental balance sheet information related to leases was as follows (in millions, except as noted):

	September 30, 2024 (Unaudited)	December 31, 2023
Operating leases:
Operating lease right-of-use assets, net	$498.8	$552.0

Current operating lease obligations	$68.3	$73.8
Operating lease obligations, less current portion	449.4	498.2

Total operating lease obligations	$517.7	$572.0

Finance leases:
Property, plant and equipment, net	$33.4	$10.9

Current portion of long-term debt	$8.6	$1.8
Long-term debt, less current portion	24.5	8.2

Total financing lease obligations	$33.1	$10.0

Weighted average remaining lease term:
Operating leases	8.4 years	8.8 years
Financing leases	3.5 years	4.6 years
Weighted average discount rate:
Operating leases	5.4%	5.7%
Financing leases	8.1%	9.6%

The following table summarizes the maturities of operating lease obligations as of September 30, 2024 (unaudited, in millions):

	Operating Leases	Finance Leases
2024 (remaining 3 months)	$25.8	$2.8
2025	99.6	10.9
2026	89.9	10.5
2027	74.5	7.4
2028	64.5	5.4
Thereafter	302.9	1.6

Total operating lease payments	657.2	38.6
Less: imputed interest	(139.5)	(5.5)

Total operating lease obligations	$517.7	$33.1

NOTE 7—GOODWILL AND INTANGIBLE ASSETS, NET

The changes in the carrying amount of goodwill were as follows (in millions):

	Retail	ReadyRefresh	Total
Balance at December 31, 2023	$688.2	$129.2	$817.4
Foreign exchange rate changes	(0.8)	—	(0.8)

Balance at September 30, 2024 (unaudited)	$687.4	$129.2	$816.6

The following table presents intangible assets, net by major class (in millions, except years):

		September 30, 2024 (Unaudited)			December 31, 2023
	Weighted Average Life (in years)	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Definite-lived intangible assets
Customer relationships	10	$240.7	$(65.9)	$174.8	$240.9	$(51.7)	$189.2
Water rights	25	493.7	(75.8)	417.9	494.5	(59.6)	434.9
Software	5	204.7	(91.0)	113.7	168.3	(70.8)	97.5
Other	6	17.1	(7.9)	9.2	17.1	(6.2)	10.9

Total definite-lived intangible assets		$956.2	$(240.6)	$715.6	$920.8	$(188.3)	$732.5

Indefinite-lived intangible assets
Trademarks and trade names		$687.1	$—	$687.1	$687.7	$—	$687.7

Total intangible assets, net		$1,643.3	$(240.6)	$1,402.7	$1,608.5	$(188.3)	$1,420.2

Amortization expense of intangible assets was $17.1 million and $18.9 million for the three months ended September 30, 2024 and 2023, respectively.

Amortization expense of intangible assets was $52.5 million and $56.0 million for the nine months ended September 30, 2024 and 2023, respectively.

Based on the carrying value of definite-lived intangible assets as of September 30, 2024, estimated amortization expense for each of the five succeeding fiscal years and thereafter is as follows (unaudited, in millions):

Amount
2024 (remaining 3 months)	$16.7
2025	65.6
2026	63.3
2027	61.6
2028	61.3
Thereafter	447.1

Total amortization expense	$715.6

NOTE 8—DEBT

The following table summarizes long-term debt (in millions):

	September 30, 2024 (Unaudited)	December 31, 2023
Term Loans	$3,106.6	$2,730.6
Senior Notes	713.0	713.0
Revolver	—	90.0
Finance lease obligations (see Note 6-Leases)	33.1	10.0
Other	11.8	6.5
Unamortized debt costs	(69.1)	(67.5)

Total debt	3,795.4	3,482.6
Less: Current portion of long term debt	45.3	31.9

Long-term debt, less current portion	$3,750.1	$3,450.7

The following table summarizes the principal maturities of debt, excluding finance lease obligations and unamortized debt costs as of September 30, 2024 (unaudited, in millions):

Amount
2024 (remaining 3 months)	$9.2
2025	36.7
2026	36.5
2027	33.4
2028	3,002.6
Thereafter	713.0

Term Loans

On March 31, 2021, the Company entered into a credit agreement (the “Term Loan Credit Agreement”) with the lenders party thereto for $2.6 billion of initial term loans (“Original Term Loans”) as a first lien secured credit facility which matures on March 31, 2028. In connection with the issuance of the Original Term Loans, the Company incurred debt issuance and transaction costs of $80.3 million that are recorded as a reduction of the carrying amount of the Original Term Loans and are being amortized using the effective interest method over the remaining term to maturity. The proceeds of such term loans were used to finance the Company’s acquisition of Nestle Waters North America (“NWNA”).

On December 9, 2021, the Company entered into an amendment to the Term Loan Agreement for an additional $250 million of term loans (“2021 Incremental Term Loans”). The Company recorded debt discounts of $3.6 million related to the 2021 Incremental Term Loans that are recorded as a reduction of the carrying amount of the 2021 Incremental Term Loans and are being amortized using the effective interest method over the remaining term to maturity. The Company did not repay any of the Original Term Loans with the 2021 Incremental Term Loans and accounted for the amendment as a modification. Accordingly, transaction fees of $3.4 million related to the 2021 Incremental Term Loans were expensed as incurred.

The 2021 Incremental Term Loans mature on March 31, 2028, and bear interest at the same rate as the Original Term Loans (collectively the “2021 Term Loans”). The 2021 Term Loans bear interest at a rate, which resets every one, three or six months, depending on the Company’s interest period election. The applicable rate is derived from the addition of (1) a spread that ranges from 3.25% to 3.5% based on the Company’s leverage plus (2) the greater of 0.5% or Term SOFR, which is defined as a Secured Overnight Financing Rate (“SOFR”), plus a SOFR Adjustment based on the interest period as determined by CME Group Benchmark Administration Limited (“CBA”).

On March 1, 2024, the Company entered into the third amendment to the Term Loan Credit Agreement for an incremental $400 million of term loans (“2024 Incremental Term Loans”). In connection with the 2024 Incremental Term Loans, the Company incurred debt issuance and transaction costs of $5.1 million and debt discounts of $8.0 million; all of which are recorded as a reduction of the carrying amount of the 2024 Incremental Term Loans and are being amortized using the effective interest method over the remaining term to maturity. The 2024 Incremental Term Loans mature on March 31, 2028 and bear interest at a rate, which resets every one, three or six months, depending on the Company’s interest period election. The applicable rate is derived from the addition of (1) the SOFR rate for the selected period plus a SOFR Adjustment based on the interest period as determined by CBA, plus (2) a spread of 4.0%.

The 2024 Incremental Term Loans had no impact on the terms, or amounts outstanding, under the 2021 Term Loans. The 2021 Term Loans and the 2024 Incremental Term Loans will collectively be defined as the “Term Loans” henceforth.

At September 30, 2024 and December 31, 2023, unamortized debt issuance costs and discount related to the Term Loans were $58.1 million and $54.9 million, respectively.

On the last business day of each fiscal quarter the Company is required to make an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Term Loans, or $32.0 million annually, as presented in the Unaudited Condensed Consolidated Statements of Cash Flows.

The applicable weighted average interest rate for the Term Loans at September 30, 2024 and December 31, 2023 was 8.18% and 8.86%, respectively. During the nine months ended September 30, 2024 and 2023, the Company made scheduled principal payments of $24.0 million and $14.0 million related to the Term Loans, respectively.

Senior Notes

On March 31, 2021, Triton Water Holdings, Inc., a wholly owned subsidiary of the Company, issued $770 million aggregate principal amount of unsecured 6.250% Senior Notes due 2029 (“Senior Notes”) that mature on April 1, 2029. The proceeds from the issuance of the Senior Notes were used to finance the acquisition of NWNA.

The Company incurred $19.0 million of debt issuance costs of the Senior Notes, which were recorded as a reduction of the carrying amount of the Senior Notes. The debt issuance costs are being amortized using the effective interest method over a period of eight years, which represents the term to maturity of the Senior Notes. At September 30, 2024 and December 31, 2023, unamortized debt issuance costs related to the Senior Notes were $11.0 million and $12.6 million, respectively.

Revolver

Pursuant to its asset-based credit agreement with the lenders party thereto, the Company maintains a Revolving Credit Facility (the “Revolver”) which expires on March 31, 2026. At September 30, 2024 and December 31, 2023 , there were no amounts outstanding and $90.0 million outstanding, respectively. The unamortized debt issuance costs related to the Revolver were $1.9 million and $2.7 million as of September 30, 2024 and December 31, 2023, respectively, and are classified as a component of other non-current assets.

The borrowing capacity is determined monthly based on a calculation taking into account certain current assets and liabilities of the Company. Amounts available for borrowing are reduced by letters of credit outstanding.

The following table summarizes amounts available for borrowing under the Revolver (in millions):

	September 30, 2024 (Unaudited)	December 31, 2023
Revolver availability:
Gross availability	$350.0	$350.0
Less: Outstanding letters of credit	(52.0)	(45.2)

Net availability	298.0	304.8

Borrowings	—	(90.0)

Available borrowing capacity	$298.0	$214.8

The Company is required to pay a commitment fee ranging from 0.25% to 0.375%, based on the Company’s average daily total utilization of the Revolver.

As of September 30, 2024, the Company was compliant with all affirmative and negative covenants in all debt agreements.

The Company estimates the fair values of its debt set forth below as of September 30, 2024, as follows (in millions):

	Book Value	Fair Value
2021 Term Loans	$2,709.6	$2,706.2
2024 Incremental Term Loans	$397.0	$396.5
Senior Notes	$713.0	$710.3

The fair value of long-term debt is estimated using quoted market prices for similar issues. The valuation of the Company’s long-term debt is categorized within Level 2 of the fair value hierarchy, as defined in Note 13-Fair Value Measurements. Given the variable interest rates, the carrying value of the Revolver and other debts approximate their fair values.

NOTE 9—INCOME TAXES

For the three months ended September 30, 2024, the Company recorded an income tax expense of $18.5 million, or an effective tax rate of 25.8%. The majority of the Company’s taxable income is generated in the United States and taxed at a federal and state statutory rate of 24.9%. Relative to the federal and state statutory rate, the 2024 effective tax rate for the three months ended September 30, 2024 was primarily impacted by the negative effects of permanent book to tax differences and state non-income taxes, offset by research and development tax credits.

For the three months ended September 30, 2023, the Company recorded an income tax expense of $21.4 million. The effective tax rate for the three months ended September 30, 2023 of 27.1%. Relative to the federal and state statutory rate, the 2023 effective tax rate for the three months ended September 30, 2023 was primarily impacted by the effects of discrete items.

For the nine months ended September 30, 2024, the Company recorded an income tax expense of $48.2 million, or an effective tax rate of 25.4%. The majority of the Company’s taxable income is generated in the United States and taxed at a federal and state statutory rate of 24.9%. Relative to the federal and state statutory rate, the 2024 effective tax rate for the nine months ended September 30, 2024 was primarily impacted by the negative effects of permanent book to tax differences and state non-income taxes, offset by research and development tax credits.

For the nine months ended September 30, 2023, the Company recorded an income tax expense of $24.0 million. The effective tax rate for the nine months ended September 30, 2023 of 22.9%. Relative to the federal and state statutory rate, the 2023 effective tax rate for the nine months ended September 30, 2023 was primarily impacted by the effects of discrete items.

NOTE 10—REVENUE RECOGNITION

Disaggregation of net sales to external customers by geographic area based on customer location is as follows (unaudited, in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
United States	$1,270.3	$1,215.7	$3,655.1	$3,512.1
Canada	34.8	36.9	100.2	100.6

Total Revenue	$1,305.1	$1,252.6	$3,755.3	$3,612.7

Contract Liabilities

Contract liabilities primarily consists of payments received from customers before the Company has fulfilled its performance obligation in order to recognize revenue. These amounts are recorded as deferred revenue within accruals and other current liabilities. The deferred revenue is expected to be recognized within the next 12 months. Deferred revenues at September 30, 2024 and December 31, 2023 were $2.8 million and $3.2 million, respectively.

Contract Acquisition Costs

The Company capitalizes commission expenses that are incremental costs to obtaining customer contracts. Contract acquisition costs were $4.6 million and $6.6 million at September 30, 2024 and December 31, 2023. Contract acquisition costs are generally recognized in the next 12 months and are included in prepaid expenses and other current assets.

NOTE 11—SEGMENTS

The Company produces and sells regional spring water, purified national water and flavored water brands. The Company’s products are sourced and bottled in North America. The Company is also a distributor for select third-party beverage brands through the ReadyRefresh segment.

The Company identifies its operating segments according to how the Chief Operating Decision Maker (“CODM”), the Chief Executive Officer, manages the business, including resource allocation and performance evaluation, and has identified two operating segments: Retail and ReadyRefresh. The Retail segment sells through traditional retail channels including club stores, mass merchandisers, supermarkets, convenience stores and foodservice locations. The Retail segment offers single-serve, case pack, occasion pack and multi-serve products through resellers. ReadyRefresh offers a subscription based direct-to-consumer and office and retailer beverage delivery service. ReadyRefresh’s revenues are comprised of large format multi-serve (3 and 5 gallon bottles), the sale and rental of dispensers and other equipment, delivery and other service fees and the resale of 3rd party beverages and related products. The Company operates in two reportable segments: (i) Retail and (ii) ReadyRefresh.

The Company allocates the majority of operating expenses from the Corporate business unit to each of the reportable segments, as the resources within selling general and administrative are benefiting the operations as a whole. As part of this process, Corporate level depreciation and amortization allocations are included within the segment income reported to the CODM. However, activity within acquisition, integration and restructuring expenses, other operating expenses, net and certain Corporate expenses are managed centrally at the Corporate level, and are excluded from the measure of segment performance reviewed by the CODM. Similarly, interest and financing expense, net and provision for (benefit from) income taxes are managed centrally at the Corporate level and are not reflected in segment level income.

The CODM does not manage, review, or allocate resources based on segment level total assets or capital expenditures, and therefore are not provided below.

Select financial information for the Company’s reportable segments for the three and nine months ended September 30, 2024 and 2023 were as follows (unaudited, in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales
Retail	$987.7	$947.6	$2,866.8	$2,762.2
ReadyRefresh	317.4	305.0	888.5	850.5

Total net sales	$1,305.1	$1,252.6	$3,755.3	$3,612.7

Depreciation and amortization
Retail	$55.8	$60.6	$165.3	$170.5
ReadyRefresh	22.0	21.6	62.0	52.1

Total depreciation and amortization	$77.8	$82.2	$227.3	$222.6

Operating income
Retail	$146.5	$111.6	$411.7	$265.6
ReadyRefresh	35.8	41.7	91.0	86.9
Unallocated Corporate expenses	(5.8)	(6.0)	(25.9)	(24.0)
Acquisition, integration and restructuring expenses	(10.0)	(4.0)	(29.0)	(15.0)
Other operating (expense) income, net	(9.0)	11.4	(6.5)	3.9

Total operating income	$157.5	$154.7	$441.3	$317.4

Interest and financing expense, net	85.7	75.8	251.8	212.7

Income before income taxes	$71.8	$78.9	$189.5	$104.7

NOTE 12—EARNINGS PER SHARE

Basic earnings per share is calculated by dividing the net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is calculated by giving effect to all potential shares of common stock. There are no potentially dilutive instruments, and therefore no dilutive or antidilutive share impacts for any period reported. Basic and diluted earnings per share is based on the weighted average number of shares outstanding during the period.

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited, $ in millions, except share and per share data)	2024	2023	2024	2023
Numerator:
Net income	$53.3	$57.5	$141.3	$80.7
Dividend on preferred stock	—	7.2	—	20.4

Net income attributable to common stockholders	$53.3	$50.3	$141.3	$60.3

Denominator (shares):
Weighted average number of shares outstanding	1,030,365	1,028,803	1,030,365	1,028,803
Basic and diluted earnings per share (unaudited)	$51.73	$48.89	$137.14	$58.61

NOTE 13—FAIR VALUE MEASUREMENTS

Fair Value of Financial Instruments

The following table summarized the fair values of financial instruments (in millions):

	September 30, 2024 (Unaudited)
	Total	Level 1	Level 2	Level 3
Financial Assets:
Money market and mutual fund investments(1)	$14.5	$14.5	$—	$—
Split-dollar life insurance policies	24.7	—	24.7	—

	$39.2	$14.5	$24.7	$—

Financial Liabilities:
Commodity forwards	$9.3	$—	$—	$9.3

	December 31, 2023
	Total	Level 1	Level 2	Level 3
Financial Assets:
Money market and mutual fund investments(1)	$15.4	$15.4	$—	$—
Split-dollar life insurance policies	27.5	—	27.5	—

	$42.9	$15.4	$27.5	$—

Financial Liabilities:
Commodity forwards	$3.6	$—	$—	$3.6

(1)	Included within other non-current assets related to a.) rabbi trusts to fund split-dollar life insurance premiums and b.) a deferred compensation plan.

The Company’s money market and mutual fund investments are valued based on the daily market price for identical assets in active markets. The Company’s split-dollar life insurance policies are valued at cash surrender value based on the fair value of underlying investment. The Company had no transfer of assets to or from Level 3 instruments for any period presented.

Commodity forwards and option contracts may be used from time to time to economically hedge against adverse changes in commodity prices on certain items such as diesel fuel and petroleum-based products. The Company does not use commodity derivative instruments for trading or speculative purposes. Generally, the Company hedges a portion of its anticipated consumption for periods of up to 24 months. The fair value is derived on a net basis, based on the price that would be paid/received to settle the contracts. The gross outstanding contracts of $9.3 million as of September 30, 2024, consisted of $7.9 million recorded in accruals and other current liabilities and $1.4 million recorded in other non-current liabilities, respectively, in the Company’s condensed consolidated balance sheet. The change in fair value is reflected within other operating expenses (income), net.

The fair value of cash and cash equivalents, trade receivables, and trade payables approximate carrying value because of the short-term maturities of these instruments.

NOTE 14—COMMITMENTS AND CONTINGENCIES

The Company may be party to a variety of litigation, claims, legal or regulatory proceedings, inquiries, and investigations including but not limited to matters arising out of the ordinary course of business, including those related to advertising, marketing or commercial practices, personal injury and property damage, intellectual property rights, employment, tax and insurance, and matters relating to compliance with applicable laws and regulations. These matters are inherently uncertain and there is no guarantee that the Company will be successful in defending itself or that management’s assessment of the materiality of these matters and the likely outcome or potential losses and established reserves will be consistent with the ultimate outcome of such matters. Responding to these matters, even those that are ultimately non-meritorious, may require the Company to incur significant expense and devote significant resources. While it is not possible to predict the ultimate resolution of these matters, management believes, based upon examination of currently available information, experience to date, and advice from legal counsel, that, after taking into account existing insurance coverage and amounts already provided for, the currently pending legal proceedings against the Company will not have a material adverse impact on the Company’s condensed consolidated statements of operations, balance sheets or cash flows.

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on the Company’s condensed consolidated statements of operations, balance sheets or cash flows.

The Company may enter into unconditional purchase obligations with third party suppliers in the ordinary course of business to secure supplies and services vital to the Company’s operations and ability to serve its customers. The Company has various long-term supply and service contracts which may require that it purchase minimum quantities, for a minimum term, at fixed or variable rates.

NOTE 15—RELATED PARTY TRANSACTIONS

Investors, and their associated management, in the Company’s sole shareholder, Triton Water Intermediate, Inc. (“Intermediate”), provide various advisory services. In exchange for these services, the Company pays management fees to the related parties.

For the three and nine months ended September 30, 2024, the Company incurred expenses of $4.5 million and $18.6 million, respectively, which were recorded as selling, general and administrative expenses. As of September 30, 2024 and December 31, 2023 the Company has prepaid $3.7 million and $3.4 million, respectively, which was recorded in prepaid expenses and other current assets.

For the three and nine months ended September 30, 2024, the Company purchased $9.2 million and $24.2 million, respectively, of raw materials used in the production process from a related party. Additionally, the Company recorded a $2.0 million and $1.5 million payable related to purchases at September 30, 2024 and December 31, 2023, respectively, to that related party.

NOTE 16—SUBSEQUENT EVENTS

On November 5, 2024 the Company’s Board of Directors declared a dividend of $65.9 million to its sole shareholder, to be paid by November 8, 2024.

On November 8, 2024, Company consummated the transactions contemplated by that certain Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto, dated as of October 1, 2024, by and among Primo Water Corporation, a company existing under the laws of Ontario, the Company, Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.), a Delaware corporation and formerly a wholly owned subsidiary of the Company (“Primo Brands”), Triton Merger Sub 1, Inc., formerly a wholly-owned subsidiary of the Company, and 1000922661 Ontario Inc., formerly a wholly-owned subsidiary of the Company. As such, effective November 8, 2024 the Company merged with and into Primo Brands, with Primo Brands being the surviving entity in the merger.